                                                                    EXHIBIT 99.3











--------------------------------------------------------------------------------



                               PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               FORD MOTOR COMPANY
                                   AS SELLER,

                      FORD CREDIT AUTO RECEIVABLE TWO L.P.,
                                  AS PURCHASER,




                           DATED AS OF OCTOBER 1, 2000


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                   Page

                                              ARTICLE I

   DEFINITIONS AND USAGE............................................................................5

                                             ARTICLE II

  CONVEYANCE AND ACQUISITION OF RECEIVABLES.........................................................6
         2.1      Conveyance and Acquisition of Receivables.........................................6
         2.2      The Closing. .....................................................................8

                                             ARTICLE III

  REPRESENTATIONS AND WARRANTIES....................................................................9
         3.1      Representations and Warranties of the Purchaser...................................9
         3.2      Representations and Warranties of the Seller.....................................10


                                             ARTICLE IV

  CONDITIONS.......................................................................................16
         4.1      Conditions to Obligation of the Purchaser........................................16
         4.2      Conditions to Obligation of the Seller...........................................18

                                              ARTICLE V

  COVENANTS OF THE SELLER..........................................................................19
         5.1      Protection of Right, Title and Interest..........................................19
         5.2      Other Liens or Interests. .......................................................20
         5.3      Costs and Expenses...............................................................21
         5.4      Indemnification..................................................................21
         5.5      Treatment........................................................................22
         5.6      Transfer of Subsequent Purchased Property........................................22

                                             ARTICLE VI

  MISCELLANEOUS PROVISIONS.........................................................................22
         6.1      Obligations of Seller............................................................22
         6.2      Repurchase of Receivables Upon Breach by the Seller..............................22
         6.3      Purchaser's Assignment of Repurchased Receivables................................23
         6.4      Trust............................................................................23
         6.5      Amendment........................................................................23
         6.6      Accountants' Letters.............................................................23
         6.7      Waivers..........................................................................24


         6.8      Notices..........................................................................24
         6.9      Costs and Expenses...............................................................25
         6.10     Survival. .......................................................................25
         6.11     Confidential Information.........................................................25
         6.12     Headings and Cross-References. ..................................................25
         6.13     GOVERNING LAW....................................................................25
         6.14     Counterparts.....................................................................25
         6.15     Further Assurances...............................................................25
         Exhibit A..................................................................................1
         Exhibit B..................................................................................3
         Exhibit C..................................................................................4
         Exhibit D..................................................................................7
         Schedule A-1.............................................................................A-1


                               PURCHASE AGREEMENT


                  This PURCHASE AGREEMENT (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement") is made as of the 1st day of October 2000, by and between FORD MOTOR CREDIT COMPANY, a Delaware corporation (the "Seller"), having its principal executive office at One American Road, Dearborn, Michigan 48126, and FORD CREDIT AUTO RECEIVABLES TWO L.P., a Delaware limited partnership (the "Purchaser"), having its principal executive office at One American Road, Dearborn, Michigan 48126.

                  WHEREAS, in the regular course of its business, the Seller purchases certain motor vehicle retail installment sale contracts secured by new and used automobiles and light trucks from motor vehicle dealers.

                  WHEREAS, the Purchaser desires to purchase a portfolio of such motor vehicle retail contracts on the Closing Date and on Subsequent Transfer Dates during the Revolving Period.

                  WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables and related property are to be sold, transferred, assigned and otherwise conveyed by the Seller to the Purchaser from time to time, which Receivables will be transferred by the Purchaser pursuant to the Sale and Servicing Agreement and a Second Tier Subsequent Assignments to the Ford Credit Auto Owner Trust 2000-F to be created pursuant to the Trust Agreement, which Trust will issue notes secured by such Receivables and certain other property of the Trust, pursuant to the Indenture, and will issue certificates representing beneficial interests in such Receivables and certain other property of the Trust, pursuant to the Trust Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                              DEFINITIONS AND USAGE

                  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein. The term "Seller" herein shall mean Ford Motor Credit Company.

                                   ARTICLE II

                    CONVEYANCE AND ACQUISITION OF RECEIVABLES

                  2.1      Conveyance and Acquisition of Receivables


                  On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other property relating thereto (as defined below), and on each Subsequent Purchase Date, subject to the terms of and conditions of this Agreement and the related First Tier Subsequent Assignment, the Purchaser agrees to purchase and the Seller agrees to sell Additional Receivables and the other property relating thereto.

                           (a) Conveyance of Initial Purchased Property.
Effective as of the Closing Date and simultaneously with the transactions pursuant to the Indenture, the Sale and Servicing Agreement and the Trust Agreement, the Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser, without recourse, all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the following (collectively, the "Initial Purchased Property"): (i) the Initial Receivables; (ii) with respect to Actuarial Receivables, monies due thereunder on or after the Initial Cutoff Date (including Payaheads) and, with respect to Simple Interest Receivables, monies due or received thereunder on or after the Initial Cutoff Date (including in each case any monies received prior to the Initial Cutoff Date that are due on or after the Initial Cutoff Date and were not used to reduce the principal balance of the Initial Receivable); (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Initial Receivables from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (v) Dealer Recourse; (vi) all of the Seller's rights to the Receivable Files with respect to the Initial Receivables; (vii) payments and proceeds with respect to the Initial Receivables held by the Seller; (viii) all property (including the right to receive Liquidation Proceeds) securing an Initial Receivable (other than an Initial Receivable repurchased by the Seller); (ix) rebates of premiums and other amounts relating to insurance policies and other items financed under the Initial Receivables in effect as of the Cutoff Date; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

         (b) Conveyance of Subsequent Purchased Property. Subject to satisfaction of the conditions set forth in Section 4.1(b), the Seller shall, pursuant to this Agreement and the related First Tier Subsequent Assignment, sell, transfer, assign and otherwise convey to the Purchaser, without recourse, all right, title and interest of the Seller, whether now owned or hereafter acquired, subject to the terms and conditions of this Agreement and the related First Tier Subsequent Assignment, in the following (collectively, the "Subsequent Purchased Property" and, together with the Initial Purchased Property, the "Purchased Property"): (i) the Additional Receivables listed on Schedule A to the related First Tier Subsequent Assignment; (ii) with respect to Additional Receivables which are Actuarial Receivables, monies due thereunder on or after the related Subsequent Cutoff Date (including Payaheads) and, with respect to Additional Receivables which are Simple Interest Receivables, monies due or received thereunder on or after the related Subsequent Cutoff Date (including in each case any monies received prior to the Subsequent Cutoff Date that are due on or after the Subsequent Cutoff Date and were not used to reduce the principal balance of the Additional Receivable);
(iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Additional Receivables and any other interest of the Seller in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Additional Receivables from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors;
(v) Dealer Recourse; (vi) all of the Seller's rights to the Receivable Files with respect to such Additional Receivables; (vii) payments and proceeds with respect to the Additional Receivables held by the Seller; (viii) all property (including the right to receive Liquidation Proceeds) securing an Additional Receivable (other than an Additional Receivable repurchased by the Seller); (ix) rebates of premiums and other amounts relating to insurance policies and other items financed under the Additional Receivables in effect as of the related Subsequent Cutoff Date; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

                           (c) Initial Receivables Purchase Price. In
consideration for the Initial Purchased Property described in Section 2.1(a) sold by the Seller to the Purchaser on the Closing Date, the Purchaser shall, on the Closing Date, pay to the Seller the Initial Receivables Purchase Price. As detailed on Schedule B hereto, the portion of the Initial Receivables Purchase Price to be paid in cash is an amount equal to the net cash proceeds from the sale of the Notes to the Underwriters pursuant to the Underwriting Agreement plus the amount of the cash capital contribution by the General Partner to the Purchaser on the Closing Date, minus the Reserve Initial
Deposit. The remaining portion of the Initial Receivables Purchase Price ($    )
shall be deemed paid and returned to the Purchaser and shall be considered a contribution to capital. The portion of the Initial Receivables Purchase Price to be paid in cash shall be paid by federal wire transfer (same day) funds.

                  (d) Additional Receivables Purchase Price. In consideration for the Subsequent Purchased Property described in Section 2.1(b) sold by the Seller to the Purchaser on the related Subsequent Transfer Dates, the Purchaser shall, on the related Subsequent Transfer Date, pay to the Seller an amount equal to the Additional Receivables Purchase Price. The Additional Receivables Purchase Price shall be paid in cash by federal wire transfer (same day) funds.

                  (e) It is understood that the absolute sale, transfer, assignment and conveyance of the Purchased Property by the Seller to the Purchaser pursuant to this Agreement and the First Tier Subsequent Assignments shall be without recourse and the Seller does not guarantee collection of any Receivable, provided, however, that such sale, transfer, assignment and conveyance shall be made pursuant to and in reliance on by the Purchaser of the representations and warranties of the Seller as set forth in Section 3.2(b) hereof.

                  2.2 The Closing. The sale, assignment, conveyance and acquisition of the Initial Purchased Property shall take place at a closing (the "Closing") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036-6522 on the Closing Date, simultaneously with the closings under: (a) the Sale and Servicing Agreement pursuant to which the Purchaser will assign all of its right, title and interest in, to and under the Receivables and certain other property to the Trust in exchange for the Notes and the Certificates; (b) the Indenture, pursuant to which the Trust will issue the Notes and pledge all of its right, title and interest in, to and under the Initial Receivables and certain other property to secure the Notes; (c) the Trust Agreement, pursuant to which the Trust will issue the Certificates; (d) the Underwriting Agreement, pursuant to which the Purchaser will sell to the Underwriters the Underwritten Securities and (e) the Interest Rate Swap Agreements, pursuant to which the Trust will hedge the interest rate risk on the Class A Notes and VPTNs.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  3.1 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Dates and as of the date of each First Tier Subsequent Assignment and as of the related Subsequent Transfer Date:

                      (a) Organization, etc. The Purchaser has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and each First Tier Subsequent Assignment and to perform the terms and provisions hereof and thereof.

                      (b) Due Authorization and No Violation. This Agreement and each First Tier Subsequent Assignment has been duly authorized, executed and delivered by the Purchaser, and is the legal, valid, binding and enforceable obligation of the Purchaser except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

                  (c) No Conflicts. The consummation of the transactions contemplated by this Agreement and each First Tier Subsequent Assignment, and the fulfillment of the terms hereof or thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Purchaser), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Purchaser) upon any of the property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Limited Partnership or the Limited Partnership Agreement of the Purchaser.

                      (d) No Proceedings. No legal or governmental proceedings are pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Purchaser and will not materially and adversely affect the performance by the Purchaser of its obligations under, or the validity and enforceability of, this Agreement or any First Tier Subsequent Assignment.

                      (e) Fair Market Value. The Purchaser has determined that the Initial Receivables Purchase Price paid by it for the Initial Purchased Property on the Closing Date and the Additional Receivables Purchase Price to be paid by it on each Subsequent Closing Date for the Subsequent Purchased Property are equal to the fair market value for such Purchased Property.

                  3.2      Representations and Warranties of the Seller.

                           (a) The Seller hereby represents and warrants to the
Purchaser as of the date hereof and as of the Closing Date and as of the date of each First Tier Subsequent Assignment and as of the related Subsequent Transfer
Date:

                                    (i) Organization, etc. The Seller has been
         duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                                    (ii) Power and Authority; Due Authorization;
         Enforceability. The Seller has full power and authority to convey and assign the property conveyed and assigned to the Purchaser hereunder and under each First Tier Subsequent Assignment and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action. This Agreement and each First Tier Subsequent Assignment has been duly authorized, executed and delivered by the Seller and shall constitute the legal, valid, binding and enforceable obligation of the Seller except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

                                    (iii) No Violation. The consummation of the
         transactions contemplated by this Agreement and each First Tier Subsequent Assignment, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Seller and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Seller and its subsidiaries considered as a whole) upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Seller.

                                    (iv) No Proceedings. No legal or
         governmental proceedings are pending to which the Seller is a party or of which any property of the Seller is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Seller and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Seller of its obligations under, or the validity and enforceability of, this Agreement.

                           (b) The Seller makes the following representations
and warranties as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the Closing Date with respect to the Initial Receivables and as of the applicable Subsequent Transfer Date with respect to the Additional Receivables, but shall survive the transfer, assignment and conveyance of the Receivables to the Purchaser and the subsequent assignment and transfer to the Trust pursuant to the Sale and Servicing Agreement and pursuant to the Second Tier Subsequent Assignments, and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

                                    (i) Characteristics of Receivables. Each
         Receivable (a) shall have been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased either (X) by the Seller from a Dealer under an existing dealer agreement with the Seller and shall have been validly assigned by such Dealer to the Seller or (Y) by PRIMUS from a Dealer or other finance source (provided that such purchase relates to an individual Receivable and not a bulk purchase) under an existing agreement with PRIMUS and shall have been validly assigned by such Dealer or other finance source to PRIMUS and shall have been validly assigned by PRIMUS to the Seller in the ordinary course of business, (b) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest shall be assignable by the Seller to the Purchaser, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate,
         (e) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance, and (f) is an Actuarial Receivable or a Simple Interest Receivable.

                                    (ii) Schedule of Receivables. The
         information set forth in the related Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the related Cutoff Date, and no selection procedures believed to be adverse to the Noteholders or the Certificateholders shall have been utilized in selecting the Receivables from those receivables which meet the criteria contained herein. The computer tape or other listing regarding the Receivables made available to the Purchaser and its assigns is true and correct in all material respects.

                                    (iii) Compliance with Law. Each Receivable
         and the sale of the Financed Vehicle shall have complied at the time it was originated or made and each Initial Receivable at the execution of this Agreement and each Additional Receivable at the execution of the related First Tier Subsequent Assignment shall comply in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                                    (iv) Binding Obligation. Each Receivable
         shall represent the genuine, legal, valid, and binding payment obligation of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

                                    (v) No Government Obligor. None of the
         Receivables shall be due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America, any State or political subdivision of either thereof.

                                    (vi) Security Interest in Financed Vehicle.
         Immediately prior to the transfer, assignment and conveyance thereof, each Receivable shall be secured by a first priority, validly perfected security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions shall have been commenced that would result in a first priority, validly perfected security interest in the Financed Vehicle in favor of the Seller as secured party.

                                    (vii) Receivables in Force. No Receivable
         shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

                                    (viii) No Waiver. No provision of a
         Receivable shall have been waived.

                                    (ix) No Defenses. No right of rescission,
         setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Receivable.

                                    (x) No Liens. To the best of the Seller's
         knowledge, no liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal with, the security interest in the Financed Vehicle granted by the Receivable.

                                    (xi) No Default. Except for payment defaults
         continuing for a period of not more than thirty (30) days as of the related Cutoff Date, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen as of the related Cutoff Date; and the Seller shall not waive any of the foregoing.

                                    (xii) Insurance. With respect to each
         Receivable, the Seller, in accordance with its customary standards, policies and procedures, shall have determined that, as of the date of origination of each Receivable, the Obligor had obtained or agreed to obtain physical damage insurance covering the Financed Vehicle.

                                    (xiii) Title. It is the intention of the
         Seller that the transfers and assignments contemplated herein and in each First Tier Subsequent Assignment constitute an absolute sale, transfer, assignment and conveyance of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, conveyed or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfer and assignment contemplated herein and in any First Tier Subsequent Assignment, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests, participations and rights of others (limited, in the case of mechanics' liens, tax liens and liens attaching to the related Receivables by operation of law, to the best of the Seller's knowledge) and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests, participations and rights of others; and the transfer of the Purchased Property has been perfected under the UCC.

                                    (xiv) Valid Assignment. No Receivable shall
         have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, assignment and conveyance of such Receivable under this Agreement or any First Tier Subsequent Assignment or pursuant to transfers of the Notes or the Certificates shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                                    (xv) All Filings Made. All filings
         (including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first priority, validly perfected ownership interest in the Receivables shall have been made.

                                    (xvi) Chattel Paper. Each Receivable
         constitutes "chattel paper" as defined in the UCC.

                                    (xvii) One Original. There shall be only one
         original executed copy of each Receivable. The Seller, or its custodian, has possession of such original with respect to each Receivable.

                                    (xviii) New and Used Vehicles. 70.00% of the
         aggregate Principal Balance of the Initial Receivables, constituting 63.04% of the number of Initial Receivables as of the Initial Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the Initial Receivables represent vehicles financed at used vehicle rates. With respect to the Additional Receivables purchased on a Subsequent Transfer Date, the percentage of Additional Receivables added on such Subsequent Transfer Date with respect to vehicles financed at new vehicle rates by Principal Balance shall be equal to or greater than 69.00% of the aggregate Principal Balance of the Additional Receivables acquired by the Trust on such Subsequent Transfer Date.

                                    (xix) Amortization Type. By aggregate
         Principal Balance as of the Cutoff Date, 00.02% of the Initial Receivables constitute Actuarial Receivables and 99.98% of the Initial Receivables constitute Simple Interest Receivables.

                                    (xx) Origination. Each Initial Receivable
         shall have an origination date on or after October 1, 1998. Each Additional Receivable shall have an origination date no more than 24 months prior to the applicable Subsequent Cutoff Date.

                                    (xxi) PRIMUS. 11.91% of the aggregate
         Principal Balance of the Initial Receivables as of the Initial Cutoff Date, represent Initial Receivables originated through PRIMUS and assigned to Ford Credit, and the remainder of the Initial Receivables were originated through Ford Credit (excluding PRIMUS). With respect to the Additional Receivables purchased on a Subsequent Transfer Date, the percentage of Additional Receivables added on such Subsequent Transfer Date purchased by Ford Credit (but not by PRIMUS) by principal balance shall be greater than or equal to 87.59% of the aggregate principal balance of the Additional Receivables acquired by the Trust on such Monthly Distribution Date.

                                    (xxii) Maturity of Receivables. Each Initial
         Receivable shall have an original maturity of not greater than sixty
         (60) months. Each Additional Receivable shall have an original maturity not greater than sixty (60) months and a final maturity date no later than 6 months prior to the Final Scheduled Distribution Date of the Class D Certificates. With respect to the Additional Receivables purchased on a Subsequent Transfer Date, the weighted average remaining term of the Additional Receivables purchased on such Subsequent Transfer Date shall not be greater than 49.1 months.

                                    (xxiii) Annual Percentage Rates. The Annual
         Percentage Rate of each Receivable shall be not less than 1.80% and not greater than 20.00%. With respect to the Additional Receivables purchased on a Subsequent Transfer Date during the Revolving Period, the weighted Annual Percentage Rate of the Additional Receivables purchased on such Subsequent Transfer Date shall not be less than 7.53%.

                                    (xxiv) Scheduled Payments. Each Receivable
         shall have a first Scheduled Payment due, in the case of Actuarial Receivables, or a first scheduled due date, in the case of the Simple Interest Receivables, on or prior to the last calendar day of the month of the related Cut-Off Date and no Receivable shall have a payment that is more than thirty (30) days overdue as of the related Cutoff Date.

                                    (xxv) Location of Receivable Files. The
         Receivable Files shall be kept at one or more of the locations listed in Schedule A-1 hereto or the offices of one of the custodians specified in Schedule A-2 hereto.

                                    (xxvi) No Extensions. The number of
         Scheduled Payments, in the case of Actuarial Receivables, and the number of scheduled due dates, in the case of Simple Interest Receivables, shall not have been extended on or before the related Cutoff Date on any Receivable.

                                    (xxvii) Other Data. The numerical data
         relating to the characteristics of the Initial Receivables contained in the Prospectus are true and correct in all material respects.

                                    (xxviii) Agreement. The representations and
         warranties in this Agreement shall be true.

                                    (xxix) No Receivables Originated in Alabama
         or Pennsylvania. No Receivable shall have been originated in Alabama or Pennsylvania.

                           (c) The Seller has determined that the Initial
Receivables Purchase Price received by it for the Initial Purchased Property on the Closing Date and to be received by it for the Subsequent Purchased Property to be received by it on each Subsequent Transfer Date is equal to the fair market value for the Purchased Property.

                                   ARTICLE IV

                                   CONDITIONS

                  4.1 Conditions to Obligation of the Purchaser. (a) The obligation of the Purchaser to purchase the Initial Receivables on the Closing Date is subject to the satisfaction of the following conditions:

                  (i) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (ii) Computer Files Marked. The Seller, at its own expense, on or prior to the Closing Date, shall indicate in its computer files, in accordance with its customary standards, policies and procedures, that the Initial Receivables have been conveyed to the Purchaser pursuant to this Agreement and shall deliver to the Purchaser the Schedule of Additional Receivables certified by an officer of the Seller to be true, correct and complete.

                                    (iii) Documents to be Delivered by the
         Seller on each Subsequent Transfer Date.

                           (A) The Assignment. On the Closing Date, the Seller
                  will execute and deliver the Assignment. The Assignment shall be substantially in the form of Exhibit A hereto.

                           (B) Evidence of UCC Filing. On or prior to the
                  Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, naming the Initial Receivables and the other property conveyed hereunder, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the transfer, assignment and conveyance of such Initial Receivables to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing Date.

                           (C) Other Documents. Such other documents as the
                  Purchaser may reasonably request.

                  (iv) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement, the Indenture, the Trust Agreement and the Interest Rate Swap Agreements shall be consummated on the Closing Date.

         (b) The obligation of the Purchaser to purchase Additional Receivables on each Subsequent Transfer Date is subject to the satisfaction of the following conditions:

                  (i) Representations and Warranties True. The representations and warranties of the Seller hereunder and shall be true and correct as of the Subsequent Transfer Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder, on or prior to the Subsequent Transfer Date.

                  (ii) Computer Files Marked. The Seller, at its own expense, on or prior to the related Subsequent Transfer Date shall indicate in its computer files, in accordance with its customary standards, policies and procedures, that the Additional Receivables have been conveyed to the Purchaser pursuant to the related First Tier Subsequent Assignment and shall deliver to the Purchaser the related Schedule of Additional Receivables certified by an officer of the Seller to be true, correct and complete.

                  (iii) Documents to be Delivered by the Seller at on each Subsequent Transfer Date:

                           (A) The First Tier Subsequent Assignment. On the
                  related Subsequent Transfer Date, the Seller will execute and deliver the related First Tier Subsequent Assignment. The First Tier Subsequent Assignment shall be substantially in the form of Exhibit C hereto.

                           (B) Evidence of UCC Filing. On or prior to the
                  related Subsequent Transfer Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, naming the Additional Receivables and the other property conveyed thereunder, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the transfer, assignment and conveyance of such Additional Receivables to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the related Subsequent Transfer Date.

                           (C) Officer's Certificate. The Seller shall have
                  delivered to the Purchaser an Officer's Certificate confirming the satisfaction of each condition precedent specified in this
                  Section 4.1(b) (substantially in the form attached as Exhibit
                  D).

                           (D) Other Documents. Such other documents as the
                  Purchaser may reasonably request.

                  (iv) As of the related Subsequent Transfer Date: (A) the Seller was not insolvent and will not become insolvent as a result of the transfer of such Additional Receivables on the related Subsequent Transfer Date, (B) the Seller did not intend to incur or believe that it would incur debts that would be beyond the Seller's ability to pay as such debts matured, (C) such transfer was not made by the Seller with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller did not constitute unreasonably small capital to carry out its business as conducted.

                  (v) No selection procedures believed by the Seller to be adverse to the interests of the Purchaser, the Trust, the Noteholders or the Certificateholders shall have been utilized in selecting the Additional Receivables.

                  (vi) The addition of the Additional Receivables will not result in a material adverse tax consequence to the Purchaser, the Trust, the Noteholders or the Certificateholders.

                  (vii) All the conditions to the transfer of the Additional Receivables from the Purchaser to the Trust specified in Section 2.1(d) of the Sale and Servicing Agreement shall have been satisfied.

                  4.2 Conditions to Obligation of the Seller. The obligation of the Seller to convey the Initial Receivables to the Purchaser on the Closing Date and the Additional Receivables to the Purchaser on each Subsequent Transfer Date is subject to the satisfaction of the following conditions:

                           (a) Representations and Warranties True. The
representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date and on the Subsequent Transfer Date, as applicable, with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or the related Subsequent Transfer Date, as applicable.

                           (b) Initial Receivables Purchase Price. At the
Closing Date, the Purchaser will deliver to the Seller the Initial Receivables Purchase Price in accordance with Section 2.1(c).

                           (c) Additional Receivables Purchase Price. On each
Subsequent Transfer Date, the Purchaser will deliver to the Seller the Additional Receivables Purchase Price in accordance with Section 2.1(d).



                                    ARTICLE V

                             COVENANTS OF THE SELLER

                  The Seller covenants and agrees with the Purchaser as follows, provided, however, that to the extent that any provision of this ARTICLE V conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

                  5.1      Protection of Right, Title and Interest.

                           (a) The Seller shall execute and file such financing
statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Purchaser (or its assignee) in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                           (b) The Seller shall not change its name, identity,
or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Purchaser at least five (5) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                           (c) The Seller shall give the Purchaser at least
sixty (60) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Seller shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                           (d) The Seller shall maintain accounts and records as
to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each).

                           (e) The Seller shall maintain its computer systems,
in accordance with its customary standards, policies and procedures, so that, from and after the time of conveyance of the Receivables to the Purchaser hereunder and pursuant to the First Tier Subsequent Assignments, the Seller's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser or its assignee. Indication of the ownership of a Receivable by the Purchaser or its assignee shall not be deleted from or modified on the Seller's computer systems until, and only until, the Receivable shall have been paid in full or repurchased.

                           (f) If at any time the Seller shall propose to sell,
grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been conveyed to and is owned by the Purchaser.

                           (g) The Seller shall, upon receipt by the Seller of
reasonable prior notice, permit the Purchaser and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Seller's records regarding any Receivable.

                           (h) Upon request, the Seller shall furnish to the
Purchaser, within twenty (20) Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Purchaser, together with a reconciliation of such list to the Schedule of Receivables.

                  5.2 Other Liens or Interests. Except for the conveyances hereunder and under the First Tier Subsequent Assignments and pursuant to the other Basic Documents, the Seller will not sell, pledge, assign or transfer any Receivable to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section 5.2 shall terminate upon the termination of the Trust pursuant to the Trust Agreement.

                  5.3 Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables.

                  5.4      Indemnification.

                           (a) The Seller shall defend, indemnify, and hold
harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of the Seller's representations and warranties contained herein or in any First Tier Subsequent Assignment provided, however, with respect to a breach of the Seller's representations and warranties as set forth in Section 3.2(b), any indemnification amounts owed pursuant to this Section 5.4 with respect of a Receivable shall give effect to and not be duplicative of the Purchase Amounts paid by the Seller pursuant to Section 6.2 hereof.

                           (b) The Seller shall defend, indemnify, and hold
harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Seller or any Affiliate thereof of a Financed Vehicle.

                           (c) The Seller shall defend, indemnify, and hold
harmless the Purchaser from and against any and all taxes that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein (including purchases of Additional Receivables), including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.

                           (d) The Seller shall defend, indemnify, and hold
harmless the Purchaser from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Purchaser through, the negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under this Agreement and any First Tier Subsequent Assignments or by reason of reckless disregard of the Seller's obligations and duties under this Agreement or under such First Tier Subsequent Assignments.

                           (e) The Seller shall defend, indemnify, and hold
harmless the Purchaser from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the Seller's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Purchaser.

                  These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

                  5.5 Treatment. The Seller agrees to treat this conveyance and each conveyance under the First Tier Subsequent Assignments as (i) an absolute transfer for tax purposes and (ii) a sale for all other purposes (including without limitation financial accounting purposes), in each case on all relevant books, records, tax returns, financial statements and other applicable documents.

                  5.6 Transfer of Subsequent Purchased Property. The Seller agrees to transfer Subsequent Purchased Property to the Purchaser pursuant to
Section 2.1(b), subject only to the availability of meeting the requirements of
Section 3.2(b) hereof.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                  6.1 Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

                  6.2 Repurchase of Receivables Upon Breach by the Seller. (a) The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders, that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.2(b) hereof shall constitute events obligating the

Seller to repurchase Receivables hereunder ("Repurchase Events"), at the Purchase Amount from the Purchaser or from the Trust.

                  (b) Any Person who discovers a breach of any representation or warranty of the Seller set forth in Section 3.2(b) hereof may, and if such Person is the Seller or the Servicer, shall, inform promptly the Servicer, the Seller, the Purchaser, the Trust, the Owner Trustee and the Indenture Trustee, as the case may be, in writing, upon the discovery of any breach of any representation or warranty as set forth in Section 3.2(b) hereof. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Seller's election, the last day of the first following Collection Period), the Seller shall repurchase any Receivable materially and adversely affected by such breach at the Purchase Amount. In consideration of the repurchase of such Receivable, the Seller shall remit the Purchase Amount to the Servicer for distribution pursuant to Section 4.2 of the Sale and Servicing Agreement. The sole remedy (except as provided in Section 5.4 hereof) of the Purchaser, the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders against the Seller with respect to a Repurchase Event shall be to require the Seller to repurchase Receivables pursuant to this Section 6.2.

                  6.3 Purchaser's Assignment of Repurchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

                  6.4 Trust.  The Seller acknowledges that:

                  (a) The Purchaser will, pursuant to the Sale and Servicing Agreement, convey the Receivables to the Trust and assign its rights under this Agreement and under each First Tier Subsequent Assignment to the Trust for the benefit of the Noteholders and the Certificateholders, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under Article V and Section 6.2 hereof are intended to benefit the Trust, the Owner Trustee, the Noteholders and the Certificateholders. The Seller hereby consents to such conveyance and assignment.

                  (b) The Trust will, pursuant to the Indenture, pledge the Receivables and its rights under this Agreement to the Indenture Trustee for the benefit of the Noteholders, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Article V and Section 6.2 are intended to benefit the Indenture Trustee and the Noteholders. The Seller hereby consents to such pledge.

                  6.5 Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser; provided, however, that any such amendment that materially adversely affects the rights of the Noteholders or the Certificateholders under the Indenture, Sale and Servicing Agreement or Trust Agreement shall be consented to by the Noteholders of Notes evidencing not less than a majority of the Notes Outstanding and the Certificateholders of Certificates evidencing not less than a majority of the Aggregate Certificate Balance; provided, further, that any amendment or supplement which would adversely affect any of the Swap Counterparty's rights or obligations under the Interest Rate Swap Agreement or modify the obligations of, or impair the ability of the Trust to fully perform any of its obligations under, the Interest Rate Swap Agreement shall be consented to by the Swap Counterparty, which consent shall not be unreasonably withheld. The Swap Counterparty's consent will be deemed to have been given if the Swap Counterparty does not object in writing within ten Business Days of receipt of a written request for such consent.

                  6.6      Accountants' Letters.

                           (a) PricewaterhouseCoopers LLP will review the
characteristics of the Receivables described in the Schedule of Initial Receivables and will compare those characteristics to the information with respect to the Initial Receivables contained in the Prospectus.

                  (b) By [November 15, 2001] and [October 15, 2002], PricewaterhouseCoopers LLP will review the characteristics of the Receivables described in the Schedule of Additional Receivables attached to each First Tier Subsequent Assignment that has been executed in the prior twelve months or will be executed as of [October 15, 2001] and [October 15, 2002], without duplication, and will compare those characteristics to the information with respect to the Additional Receivables contained in the Prospectus and to the eligibility criteria described in Section 3.2(b) and in Section 2.2 of the Sale and Servicing Agreement.

                           (c)  The Seller will cooperate with the Purchaser and
PricewaterhouseCoopers LLP in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in Section 6.6(a) and 6.6(b) above and to deliver the letters required of them under the Underwriting Agreement.

                           (d) PricewaterhouseCoopers LLP will deliver to the
Purchaser a letter, dated the Closing Date, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Prospectus under the caption "Delinquencies, Repossessions and Net Losses of Ford Credit's and PRIMUS's Portfolios" and with respect to such other information as may be agreed in the form of letter.

                  6.7 Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement, the Assignment or any First Tier Subsequent Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                  6.8 Notices. All communications and notices pursuant hereto to either party shall be in writing or by facsimile and addressed or delivered to it at its address as shown below or at such other address as may be designated by it by notice to the other party and, if mailed or sent by facsimile, shall be deemed given when mailed or when transmitted by facsimile.

         To Seller:        Ford Motor Credit Company
                                    One American Road
                                    Dearborn, Michigan 48126-6044
                                    Attn:  Secretary
                                    Facsimile No.:

         To Purchaser:     Ford Credit Auto Receivables Two L.P.
                                    c/o Ford Credit Auto Receivables Two Inc.
                                    One American Road
                                    Dearborn, Michigan  48126
                                    Attn: Secretary
                                    Facsimile No.:   (313) 594-7742

                  6.9 Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and under each First Tier Subsequent Assignment and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder or under any First Tier Subsequent Assignment.

                  6.10 Survival. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.2 hereof and any sale, transfer or other assignment of the Receivables by the Purchaser.

                  6.11 Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under any First Tier Subsequent Assignment, under the Receivables, under any Sale and Servicing Agreement or as required by law.

                  6.12 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

                  6.13 GOVERNING LAW. THIS AGREEMENT, THE ASSIGNMENT AND EACH FIRST TIER SUBSEQUENT ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  6.14 Counterparts. This Agreement and each First Tier Subsequent Assignment may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  6.15 Further Assurances. Seller and Purchaser will each, at the request of the other, execute and deliver to the other all other instruments that either may reasonably request in order to perfect the conveyance, transfer, assignment and delivery to Purchaser of the rights to be conveyed, transferred, assigned and delivered and for the consummation of this Agreement and any First Tier Subsequent Assignment.

                  IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                            FORD MOTOR CREDIT COMPANY


                                            By:
                                               --------------------------
                                                Name:
                                                Title:


                                            FORD CREDIT AUTO RECEIVABLES
                                              TWO L.P.

                                            By: FORD CREDIT AUTO RECEIVABLES
                                                TWO, INC.,
                                                        as General Partner


                                            By:
                                               --------------------------
                                                 Name:
                                                 Title:

                                                                       Exhibit A


                                   ASSIGNMENT


                  For value received, in accordance with the Purchase Agreement dated as of October 1, 2000 (the "Purchase Agreement"), between the undersigned and FORD CREDIT AUTO RECEIVABLES TWO L.P. (the "Purchaser"), the undersigned does hereby assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the following: (i) the Initial Receivables; (ii) with respect to Initial Receivables which are Actuarial Receivables, monies due thereunder on or after the Initial Cutoff Date (including Payaheads) and, with respect to Initial Receivables which are Simple Interest Receivables, monies due or received thereunder on or after the Initial Cutoff Date (including in each case any monies received prior to the Initial Cutoff Date that are due on or after the Initial Cutoff Date and were not used to reduce the principal balance of the Receivable); (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Initial Receivables from claims on any physical damage, credit life, credit disability, or other insurance policies covering the Financed Vehicles or Obligors; (v) Dealer Recourse; (vi) all of the Seller's rights to the Receivable Files; (vii) payments and proceeds with respect to the Initial Receivables held by the Seller; (viii) all property (including the right to receive Liquidation Proceeds) securing an Initial Receivable (other than an Initial Receivable repurchased by the Seller); (ix) rebates of premiums and other amounts relating to insurance policies and other items financed under the Initial Receivables in effect as of the Initial Cutoff Date; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing. The foregoing conveyance does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Initial Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

                  This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

                  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of October 1, 2000.


                                            FORD MOTOR CREDIT COMPANY



                                            By:
                                                -----------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT B

                         Schedule of Initial Receivables




                             DELIVERED TO PURCHASER

                                   AT CLOSING

                                                                       EXHIBIT C

                    Form of First Tier Subsequent Assignment

         For value received, in accordance with the Purchase Agreement, dated as of October 1, 2000, between the undersigned and FORD CREDIT AUTO RECEIVABLES TWO L.P. (the "Purchaser") (as amended, supplemented or otherwise modified and in effect from time to time, the "Purchase Agreement"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse (subject to the obligations in the Purchase Agreement), all right, title and interest of the undersigned, whether now owned or hereafter acquired, in, to and under the following, collectively: (i) the Receivables listed on Schedule A attached hereto (the "Additional Receivables"); (ii) with respect to Additional Receivables which are Actuarial Receivables, monies due thereunder on or after [ ] (the "Subsequent Cutoff Date") (including Payaheads) and, with respect to Additional Receivables which are Simple Interest Receivables, monies due or received thereunder on or after the Subsequent Cutoff Date (including in each case any monies received prior to the Subsequent Cutoff Date that are due on or after the Subsequent Cutoff Date and were not used to reduce the principal balance of the Additional Receivable); (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Additional Receivables and any other interest of the Seller in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Receivables from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (v) Dealer Recourse; (vi) all of the Seller's rights to the Receivable Files; (vii) payments and proceeds with respect to the Additional Receivables held by the Seller; (viii) all property (including the right to receive Liquidation Proceeds) securing an Additional Receivable (other than an Additional Receivable repurchased by the Seller); (ix) rebates of premiums and other amounts relating to insurance policies and other items financed under the Additional Receivables in effect as of the Subsequent Cutoff Date; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

         The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Additional Receivables, the related Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This First Tier Subsequent Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement

(including the Officer's Certificate of the Seller accompanying this First Tier Subsequent Assignment) and is to be governed by the Purchase Agreement.

         The Seller hereby represents that as of the Subsequent Cut-off Date the aggregate Principal Balance of the Additional Receivables conveyed hereby was
$[     ].

         The Seller and the Purchaser hereby acknowledge that the Additional Receivables Purchase Price for the Additional Receivables assigned hereunder is [ ].

         This First Tier Subsequent Assignment shall be construed in accordance with the laws of the State of New York and the obligations of the undersigned under this First Tier Subsequent Assignment shall be determined in accordance with such laws.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Purchase Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this First Tier Subsequent Assignment to be duly executed as of [_____].


                                            FORD MOTOR CREDIT COMPANY



                                            By: _______________________
                                                Name:
                                                Title:


               [SCHEDULE OF ADDITIONAL RECEIVABLES PROVIDED TO THE
            INDENTURE TRUSTEE ON THE SUBSEQUENT TRANSFER DATE, WHICH
              MAY BE ON COMPUTER TAPE, COMPACT DISK, OR MICROFICHE]

                                                                       EXHIBIT D

                          Form of Officer's Certificate


                  The undersigned officer of Ford Motor Credit Company, a Delaware corporation (the "Seller"), does hereby certify, pursuant to Section 4.1(b)(iii)(C) of the Purchase Agreement, dated as of October 1, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the "Purchase Agreement"), between the Seller and Ford Credit Auto Owner Trust 2000-F, a Delaware business trust (the "Purchaser"), that all of the conditions precedent to the transfer to the Purchaser of the Additional Receivables listed on Schedule A to the First Tier Subsequent Assignment dated as of [ ] between the Seller and the Purchaser (the "First Tier Subsequent Assignment") delivered herewith, and the other property and rights related to such Additional Receivables as described in Section 2.1(b) of the Purchase Agreement, have been satisfied on or prior to the Subsequent Transfer Date specified in the First Tier Subsequent Assignment.

                  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

                  IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed this [___] day of [_____].


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                  Schedule A-1

                          Location of Receivable Files
                          at Ford Credit Branch Offices


Akron
175 Montrose West Avenue
Crown Pointe Building
Suite 300
Copley, OH  44321

Albany
5 Pine West Plaza
Albany, NY  12205

Albuquerque
6100 Uptown Blvd., N.E.
Suite 300
Albuquerque, NM  87110

Amarillo
1616 S. Kentucky
Bldg. D, Suite 130
Amarillo, TX  79102

Anchorage
3201 C Street
Suite 303
Anchorage, AK  99503

Appleton
54 Park Place
Appleton, WI  54915-8861

Athens
3708 Atlanta Highway
Athens, GA  30604

Atlanta-North
North Park Town Center
Bldg. 400, Suite 180
1000 Abernathy Rd. N.E.
Atlanta, GA  30328

Atlanta-South
1691 Phoenix Blvd.
Suite 300
Atlanta, GA  30349

Atlanta/CL
1117 Perimeter Ctr. W
Suite 404 West
Atlanta, GA 30338

Atlantic Region District Office
14104 Newbrook Drive
Chantilly, VA 22021

Austin
1701 Directors Blvd.
Suite 320
Austin, TX  78744

Baltimore
Campbell Corporate
Center One
4940 Campbell Blvd.
Suite 140
Whitemarsh Business Community
Baltimore, MD  21236

Baltimore Service Center
7090 Columbia Gateway Dr.
Columbia, MD 21046

Beaumont
2615 Calder
Suite 715
Beaumont, TX  77704

Billings
1643 Lewis Avenue
Suite 201
Billings, MT  59102

Birmingham
3535 Grandview Parkway
Suite 340
Birmingham, AL  35243

Boston-North
One Tech Drive
3rd Floor
Andover, MA  01810-2497

Boston-South
Southboro Place
2nd Floor
352 Turnpike Road
Southboro, MA  01772

Bristol
Landmark Center-
Suite A
113 Landmark Lane
Bristol, TN  37620

Buffalo
95 John Muir Drive
Suite 102
Amherst, NY  14228

Cape Girardeau
1409-C N. Mt. Auburn Rd.
Cape Girardeau, MO  63701

Charleston
Rivergate Center
Suite 150
4975 LaCross Road
North Charleston, SC  29418

Charlotte
6302 Fairview Road
Suite 500
Charlotte, NC  28210

Charlotte/CL
6302 Fairview Road
Suite 510
Charlotte, NC 28210

Chattanooga
2 Northgate Park
Suite 200
Chattanooga, TN  37415

Cheyenne
6234 Yellowstone Road
Cheyenne, WY  82009

Chicago-East
One River Place
Suite A
Lansing, IL  60438

Chicago-North
9700 Higgins Road
Suite 720
Rosemont, IL  60018

Chicago-South
The Office of Waterfall Glen I
Suite 310
900 South Frontage Road
Woodridge, IL  60517

Chicago-West
2500 W. Higgins Rd.
Suite 280
Hoffman Estates, IL  60195

Chicago/CL
745 McClintock Drive
Suite 300
Burr Ridge, IL 60521

Cincinnati
8805 Governors Hill Dr.
Suite 230
Cincinnati, OH  45249

Cleveland
5700 Lombardo Centre
Suite 101
Seven Hills, OH  44131-2581

Colorado Springs
5575 Tech Center Dr.
Suite 220
Colorado Springs, CO  80919

Columbia
250 Berryhill Road
Suite 201
Columbia, SC  29210

Columbus
Metro V, Suite 470
655 Metro Place S
Dublin, OH  43017

Coral Springs
3111 N. University Dr.
Suite 800
Coral Springs, FL  33065

Corpus Christi
5350 South Staples
Suite 225
Corpus Christi, TX  78411

Dallas
Campbell Forum
Suite 600
801 E. Campbell Road
Richardson, TX  75081

Dallas/CL
Campbell Forum
Suite 650
801 E. Campbell Road
Richardson, TX  75081

Davenport
5405 Utica Ridge Road
Suite 200
Davenport, IA  52807

Decatur
401 Lee Street
Suite 500
Decatur, AL  35602

Denver
6300 S. Syracuse Way
Suite 195
Englewood, CO  80111

Des Moines
4200 Corporate Drive
Suite 107
W. Des Moines, IA  50266

Detroit-North
1301 W. Long Lake Road
Suite 150
Troy, MI  48098

Detroit-West
1655 Fairlane Circle
Suite 900
Allen Park, MI  48101

Detroit/CL
One Parklane Blvd.
Suite 301E
Dearborn, MI 48126

Dothan
137 Clinic Drive
Dothan, AL  36303

El Paso
1200 Golden Key Circle
Suite 104
El Paso, TX  79925

Eugene
1600 Valley River Drive
Suite 190
Eugene, OR  97401

Falls Church
1420 Springhill Road
Suite 550
McLean, VA  22102

Fargo
3100 13th Ave. South
Suite 205
Fargo, ND  58103

Fayetteville
4317 Ramsey Street
Suite 300
Fayetteville, NC  28311

Findlay
3500 North Main Street
Findlay, OH  45840-1447

Ft. Myers
11935 Fairway Lakes Dr.
Fort Myers, FL  33913

Ft. Worth
Center Park Tower
Suite 400
2350 West Airport Frwy.
Bedford, TX  76022

Grand Junction
744 Horizon Court
Suite 330
Grand Junction, CO  81506

Grand Rapids
2851 Charlevoix Drive SE
Suite 300
Grand Rapids, MI  49546

Greensboro
1500 Pinecroft Rd.
Suite 220
Greensboro, NC  27407

Greenville Service Center
1100 Brookfield Blvd.
Greenville, SC  29607

Harlingen
1916 East Harrison
Harlingen, TX  78550

Harrisburg
4900 Ritter Road
Mechanicsburg, PA  17055

Henderson
618 North Green Street
Henderson, KY  42420

Honolulu
Ala Moano Pacific Center
Suite 922
1585 Kapiolani Blvd.
Honolulu, HI  96814

Houston-North
363 N. Sam Houston Pkwy. E.
Suite 700
Houston, TX  77060

Houston-West
820 Gessner
Suite 700
Houston, TX  77024

Huntington
3150 U.S. Route 60 *
Ona, WV  25545

Indianapolis
5875 Castle Creek Pkwy.
North Drive
Suite 240
Indianapolis, IN  46250

Jackson
800 Avery Boulevard
Suite B
Ridgeland, MS  39157

Jacksonville
Suite 310
9485 Regency Square Boulevard
Jacksonville, FL  32225

Jefferson City
210 Prodo Drive
Jefferson City, MO  65109

Kansas City
8717 West 110th Street
Bldg. #14, Suite 550
Overland Park, KS  66210

Knoxville
5500 Lonas Drive
Suite 260
Knoxville, TN  37909

Lafayette
Saloom Office Park
Suite 350
100 Asthma Boulevard
Lafayette, LA  70508

Lansing
2140 University Park Drive
Okemos, MI  48864

Las Vegas
500 N Rainbow Blvd.
Suite 312
Las Vegas, NV  89107

Little Rock
1701 Centerview Dr.
Suite 301
Little Rock, AR  72211

Long Island
One Jericho Plaza
2nd Floor Wing B
Jericho, NY  11753

Louisville
150 Executive Park
Louisville, KY  40207

Lubbock
4010 82nd Street
Suite 200
Lubbock, TX  79423
Macon
5400 Riverside Drive
Suite 201
Macon, GA  31210

Manchester
4 Bedford Farms
Bedford, NH  03110

Memphis
6555 Quince Road
Suite 300
Memphis, TN  38119

Miami
6303 Blue Lagoon Drive
Suite 200
Miami, FL  33126

Midland
15 Smith Road
Suite 4300
Chevron Building
Midland, TX 79705

Milwaukee
10850 W. Park Place
Suite 110
Milwaukee, WI  53224

Minneapolis
One Southwest Crossing
Suite 308
11095 Viking Drive
Eden Prairie, MN  55344

Mobile
1201 Montlimar Dr.
Suite 700
Mobile, AL  36609-1718

Nashville
Highland Ridge
Suite 190
565 Marriott Drive
Nashville, TN  37214

Nashville Service Center
9009 Carothers Parkway
Franklin, TN  37064

National Recovery Center
1335 S. Clearview
Mesa, AZ  85208

New Haven
35 Thorpe Ave.
Wallingford, CT 06492

New Jersey-Central
101 Interchange Plaza
Cranbury, NJ  08512

New Jersey-North
72 Eagle Rock Avenue
3rd Floor
East Hanover, NJ  07936

New Jersey-South
10000 MidAtlantic Dr.
Suite 401 West
Mt. Laurel, NJ  08054

New Orleans
Lakeway III
3838 N. Causeway Blvd.
Suite 3200
Metairie, LA  70002

Norfolk
Greenbrier Pointe
Suite 350
1401 Greenbrier Pkwy.
Chesapeake, VA  23320

Oklahoma City
Perimeter Center
Suite 300
4101 Perimeter Ctr Dr.
Oklahoma City, OK  73112

Omaha
10040 Regency Circle
Suite 100
Omaha, NE  68114-3786

Omaha Customer Service Center
12110 Emmet Street
Omaha, NB 68164

Nashville Customer Service Center
9009 Carothers Parkway
Franklin, TN 37067

Orange
765 The City Drive
Suite 400
Orange, CA  92668

Orange/CL
765 The City Drive
Suite 401
Orange, CA 92668

Orlando
1060 Maitland Ctr Commons
Suite 210
Maitland, FL  32751

Pasadena
225 S. Lake Avenue
Suite 1200
Pasadena, CA  91101

Pensacola
25 W. Cedar Street
Suite 316
Pensacola, Fl  32501

Philadelphia
Bay Colony Executive Park
Suite 100
575 E. Swedesford Rd.
Wayne, PA  19087

Philadelphia/CL
500 N. Gulph Rd.
Suite 110
King of Prussia, PA 19406

Phoenix
4742 North 24th Street
Suite 215
Phoenix, AZ  85016

Pittsburgh
Foster Plaza 9
750 Holiday Drive
4th Floor, Suite 420
Pittsburgh, PA  15220

Portland, ME
2401 Congress Street
Portland, ME  04102

Portland, OR
10220 S.W. Greenburg Blvd.
Suite 415
Portland, OR  97223

Raleigh
3651 Trust Drive
Raleigh, NC  27604

Richmond
300 Arboretum Place
Suite 320
Richmond, VA  23236

Roanoke
5238 Valley Pointe Pkwy.
Suite 6
Roanoke, VA  24019

Sacramento
2720 Gateway Oaks Dr.
Suite 200
Sacramento, CA  95833

Saginaw
4901 Towne Centre Rd.
Suite 200
Saginaw, MI  48605

Salt Lake City
310 E. 4500 S.
Suite 340
Murray, UT  84107

Santa Ana Central Collections
765 The City Drive
Suite 402
Orange, CA  92668

San Antonio
100 N.E. Loop 410
Suite 625
San Antonio, TX  78216-4742

San Bernardino
1615 Orange Tree Lane
Suite 215
Redlands, CA  92374

San Diego
3111 Camino Del Rio N.
Suite 1333
San Diego, CA  92108

San Francisco
6120 Stoneridge Mall Rd.
Suite 200
Pleasanton, CA  94588

San Francisco/CL
4900 Hopyard Road
Suite 220
Pleasanton CA 94588

San Jose
1900 McCarthy Blvd.
Suite 400
Milpitas, CA  95035

Savannah
6600 Abercorn Street
Suite 206
Savannah, GA  31405

Seattle
13555 S.E. 36th Street
Suite 350
Bellevue, WA  98009-1608

Shreveport
South Pointe Centre
Suite 200
3007 Knight Street
Shreveport, LA  71105

South Bay
301 E. Ocean Boulevard
Suite 1900
Long Beach, CA  90802

South Bend
4215 Edison Lakes Parkway
Suite 140
Mishawaka, IN  46545

Spokane
901 North Monroe Ct.
Suite 350
Spokane, WA  99201-2148

Springfield
3275 E. Ridgeview
Springfield, MO  65804

St. Louis
4227 Earth City Expressway
Suite 100
Earth City, MO  63045

St. Paul
7760 France Avenue South
Suite 920
Bloomington, MN  55435

Syracuse
5788 Widewaters Pkwy.
DeWitt, NY  13214

Tampa
Lincoln Pointe, Suite 800
2502 Rocky Point Drive
Tampa, FL  33607

Tampa Service Center
3620 Queen Palm Drive
Tampa, FL 33619

Terre Haute
4551 S. Springhill
Junction Street
Terre Haute, IN  47802

Tulsa
9820 East 41st St.
Suite 300
Tulsa, OK  74145

Tupelo
One Mississippi Plaza
Tupelo, MS  38801

Tyler
821 East SE Loop 323
Suite 300
Tyler, TX  75701

Ventura
260 Maple Court
Suite 210
Ventura, CA  93003

Washington, D.C.
2440 Research Blvd.
Suite 150
Rockville, MD  20850

Westchester
660 White Plains Road
Tarrytown, NY  10591

Western Carolina
215 Thompson Street
Hendersonville, NC  28792

Wichita
7570 West 21st
Wichita, KS  67212

                                  Schedule A-2

                          Location of Receivable Files
                    at Third Party Custodians of Ford Credit


Security Archives
5022 Harding Place
Nashville, TN  37211

IKON Business Imaging Services
31101 Wiegman Road
Hayward, CA 94544

                                                                      APPENDIX A


                             Definitions and Usage



                                  SEE TAB 15.

                 Schedule B - Initial Receivables Purchase Price



Total net cash proceeds from the Underwriters
  for purchase of the Class A-1 Notes, Class A-2
  Notes, Class A-3 Notes, Class A-4 Notes, Class A-5
  Notes and Class B Notes received by Purchaser                                 $[              ]


  Less Reserve Account Deposit
                                                                               ($[              ])

Total cash received by Purchaser available for transfer
  to Ford Credit as Seller                                                      $[              ]
                                                                                =================

Initial Receivables Purchase Price(1)                                           $[              ]

  minus Total cash received by Purchaser available
  -----
  for transfer to Ford Credit as Seller                                         $([             ])
                                                                                -----------------

Difference(2)                                                                   $[              ]
                                                                                =================

Total portion of Receivables Purchase Price paid
  by the Purchaser in cash (including FCARTI capital
  contribution)                                                                 $[              ]

plus Deemed Capital Contribution from
  Ford Credit to Purchaser                                                      $[              ]
                                                                                -----------------

Initial Receivables Purchase Price                                              $[              ]
                                                                                =================


--------
     (1) The Class C Certificate and the Class D Certificate are retained by the Purchaser and are not available for transfer to Ford Credit. The Seller and the Purchaser have determined that the Initial Receivables Purchase Price equals the fair market value of the Initial Receivables and the related property and the fair market value is calculated as [ %] of the adjusted pool balance (or [ %] of the original pool balance).

     (2) In order to maintain the 98% interest of Ford Credit as the limited partner of the Purchaser and the 2% interest of Ford Credit Auto Receivables Two, Inc. ("FCARTI") as the general partner of the Purchaser, FCARTI must contribute 2% of $[ ] to the Purchaser. FCARTI will obtain such amount (equal to $[ ]) through a capital contribution from Ford Credit.


                                       B-1